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                                                                     EXHIBIT (j)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 50 to File No. 33-45973; Amendment No. 51 to File No. 811-6576) of Scudder Advisor Funds III of our reports dated November 7, 2003 included in the 2003 Annual Report to shareholders of Scudder PreservationPlus Fund.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 26, 2004